
                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                     SHARES OF 10 3/4% SERIES A CUMULATIVE
                    EXCHANGEABLE REDEEMABLE PREFERRED STOCK
     As set forth in the Prospectus, dated           , 2004 (the "Prospectus"),
of Spanish Broadcasting System, Inc. (the "Company"), and in the accompanying
Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), holders who wish to tender for exchange their shares of 10 3/4% Series A
Cumulative Exchangeable Redeemable Preferred Stock of the Company (the "Series A
Preferred Stock"), and (i) whose Series A Preferred Stock is not immediately available, or (ii) who cannot deliver their Series A Preferred Stock, the Letter of Transmittal or any other required documentation to the Exchange Agent prior to the Expiration Date (as hereinafter defined), may effect a tender if: (a)
tender is made through an Eligible Institution; (b) prior to the Expiration
Date, the Exchange Agent receives from such Eligible Institution this properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier), mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Series A Preferred
Stock and the aggregate liquidation amount of the Series A Preferred Stock being tendered, stating that the tender is being made hereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the
Letter of Transmittal (or a facsimile thereof) together with the certificate(s)
representing the Series A Preferred Stock (or a "Book-Entry Confirmation"), as
the case may be, and any other documentation required by the Letter of
Transmittal will be deposited by the Eligible Institution with the Exchange
Agent; and (c) such properly completed and executed Letter of Transmittal (or a facsimile thereof), as well as the certificate(s) representing all tendered
Series A Preferred Stock in proper form for transfer or a Book-Entry
Confirmation, as the case may be, and all other documentation required by the
Letter of Transmittal, are received by the Exchange Agent within five New York
Stock Exchange trading days after the Expiration Date. This Notice of Guaranteed
Delivery may be delivered or transmitted by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier), mail or hand delivery to the Exchange Agent as set forth below. See
"The Exchange Offer -- Procedures for Tendering Shares of Series A Preferred
Stock" section of the Prospectus. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
[            ], 2004, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF SERIES
A PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                              THE EXCHANGE AGENT:

                              WACHOVIA BANK, N.A.

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
  By Hand Or Overnight Delivery:        Facsimile Transmissions:       By Registered Or Certified Mail:
       Wachovia Bank, N.A.            (Eligible Institutions Only)           Wachovia Bank, N.A.
  National Trust Services Group              (704) 590-7628             National Trust Services Group
         40 Broad Street                                                       40 Broad Street
            5th Floor                  To Confirm by Telephone or                 5th Floor
     New York, New York 10004            for Information Call:             New York, New York 10004
    Attention: Keith Williams               (704) [        ]              Attention: Keith Williams

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TRANSMISSION, MAIL OR HAND DELIVERY, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate liquidation amount of Series A Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal.

     The undersigned understands that tenders of Series A Preferred Stock pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Series A Preferred Stock may be withdrawn if the Exchange Offer is terminated without any such Series A Preferred Stock being exchanged thereunder or as otherwise provided in the Prospectus and the Letter of Transmittal.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE COMPLETE AND SIGN

Signature(s) of Registered Owner(s) or Authorized Signatory:

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Aggregate Liquidation Amount of Series A Preferred Stock tendered*:

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Certificate No(s). of Series A Preferred Stock (if available):

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Date:

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Name(s) of Registered Holder(s):

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Address:

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Area Code and Telephone No.:

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If Series A Preferred Stock will be delivered by book-entry transfer at The
Depository Trust Company, insert Depository Account No.:

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* Must be in denominations or liquidation amount of $1,000 and any integral multiples thereof.


     This Notice of Guaranteed Delivery must be signed by the holder(s) of Series A Preferred Stock exactly as its (their) name(s) appear on certificates for Series A Preferred Stock or on a security position listing as the owner of Series A Preferred Stock, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

     Please print name(s) and address(es)

Name(s):
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Capacity:
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Address(es):
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     Do not send Series A Preferred Stock certificates with this form. Series A
Preferred Stock certificates should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

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

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Series A Preferred Stock on whose behalf this tender is being made "own(s)" the Series A Preferred Stock covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Series A Preferred Stock complies with such Rule 14e-4, and (c) guarantees that, within five New York
Stock Exchange trading days after the Expiration Date, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Series A Preferred Stock covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Series A
Preferred Stock into the Exchange Agent's account at DTC, pursuant to the procedure for book-entry transfer set forth in the Prospectus and the Letter of Transmittal) and required documents will be deposited by the undersigned with the Exchange Agent.

     The undersigned acknowledges that it must deliver the Letter of Transmittal and Series A Preferred Stock tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:
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                              AUTHORIZED SIGNATURE

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Address:                                           Name:
-----------------------------------------------    -----------------------------------------------
                                                   Title:
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Area Code and Telephone No.:
  -------------------------                        Date:
                                                   -----------------------------------------------

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